Exhibit 3.174

COMPANIES ACT, 1995 MALTA CERTIFICATE OF REGISTRATION LIMITED LIABILITY COMPANY (PURSUANT TO SECTION 77) MANTA RAY LIMITED Name of Company 171, Old Bakery Street, Valletta VLT1455, Malta Registered Office C 61104 Registration Number This is to certify that the above-mentioned Company has been registered by the Registrar of Companies as a Limited Liability Company on the 10th July 2013 Date of Registration Jean Karl f/Registrar of Companies 10th July 13 Dated this ........................ day of ....................................... 20 ................ .